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                                PIPER FUNDS, INC.


                                POWER OF ATTORNEY

     The undersigned, duly elected directors and/or officers of Piper Funds Inc., (the "Fund") hereby appoints, William H. Ellis, Paul A. Dow and David E. Rosedahl, and each of them individually, as attorneys-in-fact for purposes of signing their names and on their behalf as directors and/or officers of the Fund any and all amendments to the Fund's Registration Statement on Form N-1A and filing the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of any series of common stock of the Fund under the Securities Act of 1933 and amending the registration of the Fund under the Investment Company Act of 1940.


/s/ Paul A. Dow                    /s/ William H. Ellis
------------------------------     -----------------------------
Paul A. Dow                        William H. Ellis
President of the Fund              Director of the Fund


/s/ Charles N. Hayssen             /s/ Karol D. Emmerich
------------------------------     -----------------------------
Charles N. Hayssen                 Karol D. Emmerich
Treasurer (Principal Financial     Director of the Fund
     and Accounting Officer)
     of the Fund

/s/ David T. Bennett               /s/ Luella G. Goldberg
------------------------------     -----------------------------
David T. Bennett                   Luella G. Goldberg
Director of the Fund               Director of the Fund


/s/ Jaye F. Dyer                   /s/ George Latimer
------------------------------     -----------------------------
Jaye F. Dyer                       George Latimer
Director of the Fund               Director of the Fund


Dated:  November 27, 1995